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                       LIST OF SUBSIDIARIES OF REGISTRANT           EXHIBIT 21.1


SUBSIDIARIES OF DECRANE HOLDINGS CO.

DECRANE AIRCRAFT HOLDINGS, INC., a Delaware corporation.


SUBSIDIARIES OF DECRANE AIRCRAFT HOLDINGS, INC.

AEROSPACE DISPLAY SYSTEMS, LLC, a Delaware limited liability company. AUDIO INTERNATIONAL, INC., an Arkansas corporation.
AVTECH CORPORATION, a Washington corporation.
CARL F. BOOTH & CO., LLC, a Delaware limited liability company.
CORY COMPONENTS, INC., a California corporation.
CUSTOM WOODWORK & PLASTICES, LLC, a Delaware limited liability company. DAH-IP HOLDINGS, INC., a Delaware corporation.
DAH-IP INFINITY, INC., a Delaware corporation.
DECRANE AIRCRAFT FURNITURE CO., LP, a Texas limited partnership. DECRANE AIRCRAFT INTERNATIONAL SALES, INC., a Barbados corporation. DETTMERS INDUSTRIES, INC., a Delaware corporation.
ELSINORE AEROSPACE SERVICES, INC., a California corporation.
ELSINORE ENGINEERING, INC., a Delaware corporation.
ERDA, INC., a Wisconsin Corporation.
FLIGHT REFUELING, INC., a Maryland corporation.
HOLLINGSEAD INTERNATIONAL, INC., a California corporation.
HOLLINGSEAD INTERNATIONAL, LTD., a UK company.
INTERNATIONAL CUSTOM INTERIORS, INC., a Florida corporation.
PATRICK AIRCRAFT TANK SYSTEMS, INC., a Maryland corporation.
PATS AIRCRAFT AND ENGINEERING CORPORATION, a Maryland corporation.
PATS SUPPORT, INC., a Maryland corporation.
PATS, INC., a Maryland corporation.
PCI NEWCO., INC., a Delaware Corporation.
PPI HOLDINGS, INC., a Kansas corporation.
PRECISION PATTERN, INC., a Kansas corporation.
THE INFINITY PARTNERS, LTD., a Texas limited partnership.
TRI-STAR ELECTRONICS EUROPE S.A., a Swiss company.
TRI-STAR ELECTRONICS INTERNATIONAL, INC., a California corporation. TRI-STAR TECHNOLOGIES, a California general partnership.